UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 16, 2005
Date of Report (date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1– 10079	94-2885898

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3901 North First Street San Jose, California 95134-1599
(Address of principal executive office)

(408) 943-2600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD disclosure.

On February 16, 2005, Cypress Semiconductor Corporation chief executive officer, T.J. Rodgers, stated in an interview with Reuters that he continues to expect a loss in the Company’s first quarter ending March 3, 2005.  Mr. Rodgers also stated that he expects the Company to post slightly better than breakeven earnings equivalent to one to two cents per share in the Company’s second fiscal quarter, and that he expects the Company to break $1 billion in revenue for the 2005 fiscal year.

The earnings and earnings per share measures referred to in this Form 8-K are on a adjusted-GAAP basis.  Reconciliations to the most directly comparable GAAP measures have not been provided as they are not available without unreasonable effort.  Management uses these adjusted-GAAP financial measures in its own forecasting and strategic decision making and believes that they are useful to investors in that they better illustrate the core operations of Cypress.  Mr. Rodgers’ statements are estimates only and the results anticipated may not be achieved and are subject to numerous risks and uncertainties as set forth in Cypress’ SEC filings.

The information in this Form 8-K hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: February 16, 2005	By:	/s/ EMMANUEL T. HERNANDEZ

Emmanuel T. Hernandez Chief Financial Officer, Executive Vice President, Finance and Administration